Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

ONEOK, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock	Rule 457(c)	5,000,000(1)	$60.54(2)	$302,687,500.00(2)	$110.20 per $1,000,000	$33,356.16

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock	Rule 415(a)(6)	3,735,902		$140,021,606.96			Form S-3ASR	333-239363	June 22, 2020	$18,174.80

	Total Offering Amounts					$302,687,500.00(2)		$33,356.16

	Total Fees Previously Paid							N/A

	Total Fee Offsets							$18,174.80

	Net Fee Due							$15,181.36

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of common stock.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices per share of common stock of ONEOK, Inc. as reported on the New York Stock Exchange on June 14, 2023, which was $60.54 per share.

(3)

Pursuant to Rule 415(a)(6), this registration statement carries over 3,735,902 unsold shares of common stock of the 5,000,000 shares of common stock previously registered on the Registration Statement noted above (the “2020 Registration Statement”). As a result, the offering of unsold securities under the 2020 Registration Statement will be deemed terminated as of the date of effectiveness of the registration statement on Form S-3ASR to which this Exhibit relates.

Table 2: Fee Offset Claims and Sources

Not Applicable

Table 3: Combined Prospectuses

Not applicable